ITEM 2. Acquisition or Disposition of Assets
ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: November 29, 2001
(Date of earliest event reported)

DRKOOP.COM, INC.

(exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	000-26275 (Commission File No.)	95-4697615 (I.R.S. Employer Identification No.)

225 ARIZONA AVENUE, SUITE 250
SANTA MONICA, CA 90401-1245
(Address of Principal executive offices, including zip code)

(310) 395-5700
(Registrant’s telephone number, including area code)

ITEM 2. Acquisition or Disposition of Assets

On August 21, 2001, we filed a current report on Form 8-K reporting that on August 20, 2001 we acquired substantially all of the operating assets of IVonyx Group Services, Inc., (IVonyx), a provider of home infusion therapy services, a transaction, which we sometimes refer to as the Asset Sale.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

In this Report on Form 8-K we are providing unaudited Pro Forma Condensed Financial Statements of drkoop.com, Inc., and IVonyx for the year ended December 31, 2000 and the nine months ended September 30, 2001.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Consideration paid by drkoop in the Asset Sale was approximately $3.3 million consisting of the issuance of approximately 5 million shares of drkoop common stock, approximately $2 million of cash consideration, assumption of capital leases of approximately $40,000 and payment of acquisition costs of approximately $710,000. This consideration has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. The Asset Sale was consummated on August 20, 2001.

The unaudited pro forma statements of operations for the year ended December 31, 2000, and the nine months ended September 30, 2001, give effect to (i) the acquisition of IVonyx Group Services, Inc. applying the purchase method of accounting and (ii) certain adjustments that are directly attributable to the Asset Sale as if the transaction was consummated as of January 1, 2000.

In the opinion of drkoop, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Asset Sale been consummated as of

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the dates indicated or of the results that may be obtained in the future.

These unaudited pro forma condensed financial statements and notes thereto should be read in conjunction with the IVonyx consolidated financial statements and the notes thereto as of and for the year ended December 31, 2000 included in our Report on Form 8-K/A filed on November 2, 2001; the drkoop consolidated financial statements and the notes thereto as of and for the year ended December 31, 2000, included in drkoop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000; and the drkoop consolidated financial statements and the notes thereto as of and for the nine month period ended September 30, 2001, included in drkoop’s Quarterly Report on Form 10-Q as of and for the nine month period ended September 30, 2001.

PROFORMA STATEMENT OF OPERATIONS (UNAUDITED)

	FOR THE YEAR ENDED DECEMBER 31, 2000

	DRKOOP	IVONYX	PROFORMA		PROFORMA
($ in 000s)	(HISTORICAL)	(HISTORICAL)	ADJUSTMENTS	REFERENCE	BALANCES

Revenues:
Content subscription and software license	$3,505	$0	$0		$3,505
Home infusion revenues	0	28,481	0		28,481
Advertising and sponsorship	7,111	0	0		7,111
E-commerce and other	32	0	0		32

Total revenues	10,648	28,481	0		39,129

Operating expenses:
Cost of home infusion revenues	0	11,403	0		11,403
Compensation and benefits expense	0	10,510	0		10,510
Production, content and product development	18,420	0	0		18,420
Sales and marketing	74,393	0	0		74,393
General and administrative expenses	17,242	2,616	0		19,858
Provision for doubtful accounts	0	1,404	0		1,404
Depreciation and amortization	5,797	203	55	Note 3	6,055
Impairment of assets	3,790	0	0		3,790
Write-off of investment and intangible assets	7,444	0	0		7,444
Other	(2,000)	0	0		(2,000)

Total operating expenses	125,086	26,136	55		151,277

Income (loss) from operations	(114,438)	2,345	(55)		(112,148)
Interest expense, net	(6,776)	(1,371)	0		(8,147)
Other income	0	93	0		93
Loss on disposal of property and equipment	0	(7)	0		(7)

Net income (loss)	(121,214)	1,060	(55)		(120,209)
Beneficial conversion feature related to Series D preferred stock	(27,500)	0	0		(27,500)
Cumulative effect of accounting change	2,750	0	0		2,750
Provision for income taxes	0	46	0		46

Net income (loss) attributable to common stock	$(145,964)	$1,014	$(55)		$(145,005)

Net loss per common share:
Basic and diluted loss	$(4.24)				$(3.69)
Cumulative effect of accounting change	0.08				.07

	$(4.16)				$(3.62)

Basic and diluted weighted average shares outstanding	35,077		5,000		40,077

See accompanying notes to unaudited pro forma condensed financial statements.

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PROFORMA STATEMENT OF OPERATIONS (UNAUDITED)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

	DRKOOP	IVONYX	PROFORMA		PROFORMA
($ in 000s)	(HISTORICAL)	(HISTORICAL)	ADJUSTMENTS	REFERENCE	BALANCES

Revenues:
Home infusion revenues	$2,674	$16,132	$0		$18,806
Content subscription and software license	1,271	0	0		1,271
Advertising and sponsorship	901	0	0		901

Total revenues	4,846	16,132	0		20,978

Operating expenses:
Cost of home infusion revenues	1,192	7,301	0		8,493
Production, content and product development	5,165	2,148	0		7,313
Sales and marketing	1,451	1,079	0		2,530
General and administrative expenses	7,812	5,627	0		13,439
Provision for doubtful accounts	107	743	0		850
Depreciation and amortization	709	183	(59)	Note 3	833
Special charges	4,536	0	0		4,536
Other	(1,500)	0	0		(1,500)

Total operating expenses	19,472	17,081	(59)		36,494

Income (loss) from operations	(14,626)	(949)	59		(15,516)
Interest income (expense), net	(167)	(627)	0		(794)
Other income	0	66	0		66
Provision for income taxes	0	61	0		61

Net loss	$(14,793)	$(1,571)	$59		$(16,305)
Beneficial conversion feature	(2,700)	0	0		(2,700)

Net loss attributable to common stock	$(17,493)	$(1,571)	$59		$(19,005)

Net loss per common share:
Basic and diluted loss	$(0.41)		$0.01		$(0.40)

Basic and diluted weighted average shares outstanding	42,657		5,000		47,657

See accompanying notes to unaudited pro forma condensed financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

(1)  BASIS OF PRESENTATION

The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma condensed financial statements. The IVonyx historical amounts included in the proforma statement of operations for the nine months ended September 30, 2001 are for the period prior to acquisition (January 1, 2001 to August 19, 2001). Under this method of accounting, the purchase consideration is allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values, with the excess purchase consideration being allocated to goodwill. For the purposes of pro forma adjustments, drkoop has adopted Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Intangible Assets.

(2)  CONSIDERATION

Pursuant to the Purchase Agreement, shareholders of IVonyx, in total, received 5 million shares of drkoop common stock (exclusive of contingent consideration). For purposes of the unaudited pro forma combined condensed financial statements, the fair market value of $0.11 per share of drkoop common stock was used based on its average market price per share, for the period including two days before and after August 20, 2001, the date of final determination of the settlement amount to be paid.

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Value of drkoop.com, Inc, common stock (5 million shares at $0.11 per share):

Common stock, $.001 par value (000’s omitted)	$5
Additional paid-in capital (000’s omitted)	545

Net increase in drkoop.com, Inc. equity (000’s omitted)	$550

(3)  ASSET PURCHASE

The allocation of the purchase price is based on an independent appraisal and a comprehensive evaluation of tangible and intangible assets acquired and liabilities assumed. The allocation to the assets purchased is as follows (000’s omitted):

Inventory	$562
Property and equipment	621
Deposits	35
Contracts/customer lists	890
Provider permits/licenses	50
Goodwill	1,140

Total consideration	$3,298

All IVonyx assets not included above (including cash and cash equivalents, accounts receivable and other assets) are removed in preparation of the unaudited pro forma condensed financial statements because they were not acquired by drkoop in the Asset Sale. In addition, with the exception of $42,000 of capital lease obligations assumed, all IVonyx liabilities are removed in preparation of the unaudited pro forma condensed financial statements because such liabilities were not assumed by drkoop.

The consideration paid is as follows (000’s omitted):

Cash	$2,000
Common stock	550
Direct acquisition costs	706
Capital lease obligations assumed	42

Total consideration	$3,298

The above pro forma adjustments are based on an independent appraisal and a comprehensive valuation of the fair value of IVonyx’s tangible and identifiable intangible assets acquired and liabilities assumed at the consummation of the asset sale prepared as of August 20, 2001. These unaudited pro forma condensed financial statements do not include any amortization of goodwill, in accordance with SFAS No. 142.

Based on an independent appraisal, drkoop believes that the intangible assets acquired from Ivonyx have useful lives of seven years and are comprised principally of contracts, customer lists, provider permits and licenses. In addition, drkoop intends to continue to expand the combined company’s existing lines of business, develop new businesses by leveraging the well known products of IVonyx, and take advantage of synergies that exist between drkoop and IVonyx to further strengthen existing lines of business. drkoop believes that it will benefit from the asset sale for a period of at least seven years and, therefore, a seven-year amortization period is appropriate for purchase of the contracts, customer lists, provider permits and licenses. drkoop has completed its valuations and other studies of the significant assets, liabilities and business operations of IVonyx as of the time of the Asset Sale. Using this information, drkoop has made an allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets

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and goodwill.

The preceding unaudited pro forma condensed financial statements do not include any pro forma adjustments for the following:

•     Any operating efficiencies and cost savings that have been or may be achieved with respect to the combined companies.

•     Upon closing of the asset sale, the combined companies have incurred or may incur integration related expenses as a result of the elimination of duplicate facilities and functions, operational realignment and related workforce reductions. Such IVonyx related costs are recognized as a liability assumed as of the asset sale date resulting in additional goodwill while drkoop related costs are recognized as an expense through the statements of operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

drkoop.com, Inc.

Date: November 29, 2001	By	/s/ RICHARD M. ROSENBLATT

	Name:	Richard M. Rosenblatt
	Title:	Chief Executive Officer

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